FIRST AMENDMENT TO EMPLOYMENT AND NON-COMPETITION AGREEMENT

     This First Amendment is made on the 13th day of March 2007, by and between GEORGE R. JENSEN, JR. ("Jensen"), and USA TECHNOLOGIES, INC., a Pennsylvania corporation ("USA").

Background

     USA and Jensen entered into an Amended and Restated Employment And Non-Competition Agreement dated May 11, 2006 (the "Employment Agreement"). As more fully set forth herein, the parties desire to amend the Employment Agreement in certain respects.

Agreement

     NOW, THEREFORE, in consideration of the covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:

     1. Amendment. The following new Section 3.A is hereby added to the Employment Agreement:

Section 3.A. Long-Term Equity Compensation Program

     A. On February 12, 2007, USA adopted the Long-Term Equity Incentive Program (the “Plan”). The Plan covers each of the fiscal years of USA ending June 30, 2007, June 30, 2008, and June 30, 2009 (severally, “Fiscal Year” and collectively, “Fiscal Years”). Pursuant to the Plan, Jensen is entitled to earn shares of Common Stock of USA (“Shares”) based upon the achievement by USA of certain target goals during each Fiscal Year. The target goals and the number of Shares to be earned by Jensen during any Fiscal Year are set forth in the minutes of the USA Board of Directors meeting held on February 12, 2007.

     B. Except as provided in Subsections C or E, Jensen must be an employee of USA as of the last day of any Fiscal Year in order to earn any Shares on account of such Fiscal Year. Any Shares that are earned by Jensen as of the completion of any Fiscal Year shall be fully and irrevocably vested and issuable to Jensen by USA.

     Except as provided in Subsection C, the issuance to Jensen by USA of any Shares earned by Jensen under the Plan shall occur as soon as practicable after the completion of the audited financial statements of USA for the completed Fiscal Year.

     C. In the event of the occurrence of a USA Transaction (as defined in Section 3.C of the Employment Agreement) during any Fiscal Year, and provided that Jensen is an employee of USA on the date of such USA Transaction, Jensen shall be awarded Shares (the “Accelerated Shares”) for each of the Fiscal Years that have not yet been completed as of the date of such USA Transaction. The number of Accelerated Shares shall be 178,570 for each of the Fiscal Years. The award of Accelerated Shares to Jensen shall be in lieu of all Shares otherwise issuable to Jensen under the Plan for any uncompleted Fiscal Year, and Jensen shall not be entitled to earn any additional Shares under the Plan on account of any such uncompleted Fiscal Year.

     For example, if a USA Transaction would occur on March 1, 2008, Jensen would be entitled to 178,570 Accelerated Shares for each of the uncompleted Fiscal Years ending June 30, 2008 and June 30, 2009. These Accelerated Shares would be issuable to him on and as of the occurrence of the USA Transaction. Jensen would not be entitled to any additional Shares on account of these uncompleted Fiscal Years.

     At the time of any USA Transaction, all of the Accelerated Shares shall automatically and without any action on Jensen’s part be deemed to be issued and outstanding immediately prior to any such USA Transaction, and shall be entitled to be treated as any other issued and outstanding share of Common Stock in connection with such USA Transaction. In connection with a USA Transaction, USA and/or such successor or purchasing corporation, person, or entity, as the case may be, shall recognize and specifically provide for the Accelerated Shares as provided for in this Section 3.C.

D. In the event that Jensen’s employment with USA is terminated by USA for cause pursuant to Section 4 of the

Employment Agreement during any Fiscal Year, then the Plan shall be immediately terminated as to Jensen as of the date of such termination, and except for Shares that have already been earned by Jensen on account of any Fiscal Year that has been completed prior to the date of such termination, Jensen shall not be entitled to earn any additional Shares whatsoever under the Plan.

     E. In the event that Jensen’s employment with USA shall be terminated during any Fiscal Year for any reason whatsoever other than for cause, including but not limited to death, disability, or voluntary resignation, Jensen shall nevertheless be eligible to earn Shares under the Plan on account of the Fiscal Year during which any such termination has occurred as if he had remained employed with USA through the end of such Fiscal Year. In such event, Jensen shall not be entitled to earn any Shares on account of any Fiscal Year commencing after the date of the termination of his employment with USA.

     For example, if Jensen’s termination of employment would occur on March 1, 2008, Jensen would be entitled to earn Shares for the uncompleted Fiscal Year ending June 30, 2008 as if he had been an employee of USA through the end of such Fiscal Year. Jensen would not be entitled to earn any Shares on account of the Fiscal Year ending June 30, 2009.

     F. Jensen acknowledges that the Shares to be issued under the Plan will not be registered under the Act, or under any state securities laws, and the Shares cannot be sold or transferred unless such Shares have been registered under the Act or such state securities laws, or unless USA has received an opinion of counsel that such registration is not required. Jensen understands that USA has not agreed to register the Shares under the Act or any state securities laws.

     G. The number of Shares to be issued to Jensen under the Plan shall be subject to adjustment from time to time only as set forth hereinafter: (i) in case USA shall declare a Common Stock dividend on the Common Stock, then the number of Shares shall be proportionately increased as of the close of business on the date of record of said Common Stock dividend in proportion to such increase of outstanding shares of Common Stock; or (ii) if USA shall at any time subdivide its outstanding Common Stock by recapitalization, reclassification or split-up thereof, the number of Shares shall be proportionately increased, and, if USA shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification, reverse stock split, or combination thereof, the number of Shares shall be proportionately decreased. Any such adjustment to the number of Shares shall become effective at the close of business on the record date for such subdivision or combination.

     H. USA’s obligations to issue any Shares to Jensen under the Plan shall be subject to Jensen’s satisfaction of all applicable federal, state, and local income and other tax withholding requirements.

     Prior to the issuance by USA to Jensen of any Shares earned under the Plan, Jensen shall elect to satisfy USA’s withholding tax obligations through either (a) the delivery by Jensen to USA of the amount of the withholding tax obligations as a condition of, and at the time of, the issuance of the Shares to Jensen, or (b) the reduction of the number of Shares otherwise issuable to Jensen by that number of Shares having a value equal to the withholding tax obligations required to be withheld by law, or (c) such other payment method that shall be satisfactory to USA.

     I. The Plan shall be irrevocable by USA and represents an unconditional, absolute and fully vested obligation of USA in favor of and for the benefit of Jensen.

2. Modification. Except as otherwise specifically setforth in Paragraph 1, the Employment Agreement shall not be amended or modified in any respect whatsoever and shall

continue in full force and effect.

     3. Effective Time. The amendments to the Employment Agreement made in Paragraph 1 hereof shall be effective from and after the date hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment on the day and year first above written.

/s/ George R. Jensen, Jr.
GEORGE R. JENSEN, JR.

USA TECHNOLOGIES, INC.

By:	/s/ Stephen P. Herbert
Stephen P. Herbert,
President

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